Exhibit 10.46

AMENDMENT NO. 2

TO

LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 2 (this “Amendment”) dated as of December 23, 2010, is entered into by and among GLASSHOUSE TECHNOLOGIES, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Borrower”), and WF FUND III LIMITED PARTNERSHIP, c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III (the “Lender”).

BACKGROUND

WHEREAS, Borrower and Lender are parties to a Loan and Security Agreement dated as of March 29, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which Lender agreed to provide Borrower with certain financial accommodations.

WHEREAS, Borrower has informed Lender that Borrower has negotiated a sale of its Series F Preferred Stock to Citrix Systems, Inc. (“Citrix”), pursuant to which Borrower will receive from Citrix net cash consideration in an amount of not less than $4,984,999.20 (the “Citrix Equity Investment”).

WHEREAS, Borrower is in default of the financial covenant contained in Section 6.20(b) of the Loan Agreement for the Trailing Twelve Month Period ended September 30, 2010.

WHEREAS, Borrower has informed the Lender that it has formed a wholly-owned subsidiary in Australia (“GlassHouse Australia”) and established an Australian bank account in connection with GlassHouse Australia and that, as a result, the Borrower is in default of its obligations set forth in Section 6.13(g) and Section 6.13(k)(ii) of the Loan Agreement.

WHEREAS, Borrower has informed the Lender that GlassHouse Israel, a subsidiary of the Borrower, has failed to fulfill certain of its obligations under a letter of covenants and undertakings dated as of November 6, 2008 (the “Bank Leumi Agreement”) by GlassHouse Israel in favor of Bank Leumi le-Israel B.M. (“Bank Leumi”) and that, as a result, Borrower is in default of its obligations set forth in Section 8.01(f) of the Loan Agreement.

WHEREAS, in connection with the foregoing, Borrower has requested that Lender waive the Defaults and Events of Default specified below and amend certain provisions of the Loan Agreement as hereafter provided, and Lender is willing to do so on the terms and conditions hereafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

2. Waiver and Consent. Lender acknowledges and agrees that upon satisfaction of each of the conditions set forth in Section 4 of this Amendment:

(a) the Events of Default arising under Section 6.13(g) and Section 6.13(k)(ii) of the Loan Agreement shall be deemed waived solely with respect to the formation of GlassHouse Australia;

(b) the Event of Default arising under Section 6.20(b) of the Loan Agreement shall be deemed waived solely with respect to Borrower’s failure to comply with the financial covenant set forth therein for the Trailing Twelve Month Period ended September 30, 2010;

(c) the Event of Default arising under Section 8.01(f) of the Loan Agreement shall be deemed waived solely with respect to GlassHouse Israel’s failure, prior to the date hereof, to fulfill its obligations set forth in Section 3 of the Bank Leumi Letter Agreement;

(d) the Event of Default arising under Section 8.01(f) of the Loan Agreement shall be deemed waived solely with respect to the “defaults and Events of Defaults” described in that certain waiver letter dated December 23, 2010, by and among Borrower and the Requisite Purchasers to that certain Note and Warrant Purchase Agreement dated as of June 28, 2010 (the “Note Purchase Agreement”); and

(e) the Event of Default arising under Section 8.01(f) of the Loan Agreement shall be deemed waived solely with respect to the “defaults and events of default” described in that certain waiver letter dated December 22, 2010, by and among Borrower and the First Lien Lender (collectively, paragraphs (a) through (e), the “Identified Waivers”).

The foregoing Identified Waivers are not and shall not be deemed a waiver of any other Default or Event of Default now existing or occurring after the date hereof, regardless of whether Lender has notice or knowledge thereof. Lender expressly reserves the full extent of its rights under the Loan Agreement, the other Financing Documents and applicable law in respect of any other now existing or hereafter occurring Default or Event of Default whether known or unknown to Lender. Lender hereby consents to the formation of GlassHouse Australia.

3. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) Section 1.01 (Definitions) of the Loan Agreement is hereby amended by inserting the following new definitions of “Citrix”, “Citrix Equity Investment”, “GlassHouse Australia”, and “Second Amendment” in the appropriate alphabetical order:

“Citrix” means Citrix Systems, Inc.;

“Citrix Equity Investment” means the sale by the Borrower of 1,838,235 shares of its Series F Preferred Stock to Citrix pursuant to that certain Series F Preferred Stock Purchase Agreement dated as of December 23, 2010, in connection with which the Borrower received net cash consideration (after the payment of any transaction expenses payable at the closing of such transaction) in an amount of not less than $$4,984,999.20;

“GlassHouse Australia” means GlassHouse Technologies Pty. Ltd., a company organized under the laws of Australia and a wholly-owned Subsidiary of the Borrower;

“Second Amendment” means the Amendment No. 2 to the Loan and Security Agreement, by and between the Borrower and Lender, dated as of December 23, 2010;

(b) Section 1.01 (Definitions) of the Loan Agreement is hereby amended by deleting the definition of “Cisco License” in its entirety.

(c) Section 1.01 (Definitions) of the Loan Agreement is hereby amended by deleting the words “(ii) the Cisco License,” in clause (k) of the definition of “Permitted Encumbrances” and replacing “(iii)” with “(ii)” and “(iv)” with “(iii)” in such clause (k) of such definition.

(d) Schedule 5.02 (Subsidiaries) of the Loan Agreement is hereby amended by adding, after “vcare Infosystems GmbH”, the following Subsidiary:

“GlassHouse Technologies Pty. Ltd.”

(e) Section 5.19(ii) (Intellectual Property) of the Loan Agreement is hereby amended by deleting the words “the Cisco License,”.

(f) Section 5.30 (Accounts) of the Loan Agreement is hereby amended by deleting the words “as of the Closing Date.”

(g) Schedule 5.30 (Accounts) of the Loan Agreement is hereby amended by adding the following account information to the table of accounts:

Bank	Account Number	Account Name	Bank Address	Currency
NAB (National Australian Bank)	184977587	Glasshouse Technologies Pty LTD	NAB House Branch Ground Floor 255 George Street Sydney NSW 2000 Australia	AUD
NAB (National Australian Bank)	185656195	Glasshouse Technologies Pty LTD	NAB House Branch Ground Floor 255 George Street Sydney NSW 2000 Australia	AUD

(h) Section 6.11 (Material Agreements) of the Loan Agreement is hereby amended by deleting Section 6.11 in its entirety and replacing it with the following:

“Section 6.11 Material Agreements. The Borrower shall observe each term, covenant and agreement contained in this Agreement and each of the other Financing Documents and each of the Dell and Bull Licenses (collectively, the “Material Agreements”).”

(i) Section 6.13(r) (Negative Covenants) of the Loan Agreement is hereby amended by adding the words “or GlassHouse Australia” after the words “GlassHouse Switzerland.”

(j) Section 6.13(t) (Negative Covenants) of the Loan Agreement is hereby amended by deleting Section 6.13(t) in its entirety and replacing it with the following:

“(i) cause or permit GlassHouse Technologies GmbH, a company organized under the laws of Germany (“GlassHouse Germany”), The Storage Group, Inc., a California corporation (“The Storage Group”), or GlassHouse Australia, to own or possess any assets, or (ii) transfer any proceeds of the Loan to GlassHouse Germany, The Storage Group or GlassHouse Australia; or”

(k) Section 6.20(b) of the Loan Agreement is hereby amended by deleting such Sections 6.20(b) in its entirety and replacing it with the following:

“(b) maintain, for each Trailing Twelve Month Period set forth below, measured and calculated as of the last day of such Trailing Twelve Month Period, EBITDA in an amount equal to or greater than the amount set forth below with respect to such period:

Trailing Twelve Month Period Ending On:	Minimum EBITDA:

June 30, 2010	($2,169,000)

September 30, 2010	($1,581,000)

December 31, 2010	$599,000

March 31, 2011	$998,000

June 30, 2011	$3,513,000

September 30, 2011	$4,425,000

December 31, 2011, and each Trailing Twelve Month Period ending on the last day of each fiscal quarter thereafter	$5,500,000

Notwithstanding anything to the contrary set forth herein, (i) the Borrower’s EBITDA for the Trailing Twelve Month Period ending on each of June 30, 2010, September 30, 2010, December 31, 2010, and March 31, 2011 shall be increased, solely for the purpose of measuring the financial covenant set forth in this Section 6.20(b) and not for any other purpose under this Agreement, by an amount equal to the first $3,000,000 in proceeds received by the Borrower on account of the Bridge Financing, and (ii) the Borrower’s EBITDA for the Trailing Twelve Month Period ending on each of September 30, 2010, December 31, 2010, March 31, 2011, and June 30, 2011, shall be increased, solely for the purpose of measuring the financial covenant set forth in this Section 6.20(b) and not for any other purpose under this Agreement, by an amount not to exceed $4,984,999.20 (which amount represents the net cash proceeds received by the Borrower on account of the Citrix Investment), in each case as set forth on Exhibit A attached hereto.

(l) Article VI of the Loan Agreement is hereby amended by adding new Section 6.23 immediately following Section 6.22 of such Article VI:

“Section 6.23 Bridge Financing. On or before February 28, 2011, the Borrower shall cause the Requisite Purchasers, as defined in the Note Purchase Agreement attached to the First Amendment as Exhibit A to enter into a subordination agreement, in form and substance reasonably satisfactory to the Lender, pursuant to which such Requisite Purchasers shall agree, inter alia, that no amount shall be paid, whether in cash, property, securities or otherwise, in respect of the indebtedness and obligations of the Borrower related to or arising from such Note Purchase Agreement and the documents executed in connection therewith except as set forth in clause (r) of the definition of Permitted Indebtedness or with the prior written consent of the Lender.”

4. Conditions of Effectiveness of Amendment. The satisfaction of each of the following, unless waived or deferred by Lender, in its sole discretion, shall constitute conditions precedent to the effectiveness of this Amendment:

(a) Lender shall have received four (4) copies of this Amendment executed by each of the parties hereto;

(b) The representations and warranties in this Amendment, the Loan Agreement, and the Financing Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent such representations and warranties expressly relate solely to an earlier date);

(c) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the date hereof, nor shall any Default or Event of Default result from the consummation of the transactions contemplated herein;

(d) All costs, fees and expenses of the Lender incurred to date in connection with the Loan Agreement and this Amendment, including, without limitation, attorneys’ fees, shall have been paid by Borrower;

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any court or other governmental authority against Borrower or Lender;

(f) Lender shall have received evidence that Borrower received cash consideration (after the payment of any transaction expenses payable at the closing of the transactions contemplated by the Citrix Equity Investment) of at least $4,984,999.20, representing the proceeds of the Citrix Equity Investment, and executed copies of all documentation with respect thereto;

(g) Lender shall have received a waiver executed by Bank Leumi, in form and substance satisfactory to Lender, pursuant to which Bank Leumi shall waive any and all rights that it may have to declare an event of default or demand immediate repayment of any loan or credit arising as a result of the failure by GlassHouse Israel to fulfill its obligations set forth in Section 3 of the Bank Leumi Agreement;

(h) Lender shall have received a waiver executed by the First Lien Lender, in form and substance satisfactory to Lender, pursuant to which the First Lien Lender has waived any and all defaults and events of default existing as of the date hereof and arising under the First Lien Credit Documents or the Intercreditor Agreement; and

(i) Lender shall have received a waiver executed by Sigma Partners 6, L.P. (“Sigma”), in form and substance satisfactory to Lender, pursuant to which Sigma has waived any and all defaults and events of default existing as of the date hereof and arising under the Note Purchase Agreement.

5. Representations and Warranties. Borrower, by execution of this Amendment, certifies to Lender that:

(a) Each of the representations and warranties set forth in the Loan Agreement and the Financing Documents is true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Amendment and that, as of the date hereof, after giving effect to this Amendment, no Event of Default has occurred and is continuing under the Loan Agreement or any Financing Document; and

(b) After giving effect to this Amendment, Borrower is in compliance in all material respects with all of the terms and provisions set forth in the Loan Agreement and the Financing Documents to be observed or performed on or prior to the date of this Amendment.

6. Effect on the Agreement.

(a) Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

(b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to any conflicts of laws principles thereto that would call for the application of the laws of another jurisdiction.

8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

GLASSHOUSE TECHNOLOGIES, INC.

By	/s/ Mark Shirman
Name: Mark Shirman
Authorized Signing Officer

WF FUND III LIMITED PARTNERSHIP, c/o/b as WELLINGTON FINANCIAL LP and WELLINGTON FINANCIAL FUND III

By	/s/ Craig Netterfield
Name: Craig Netterfield
Authorized Signing Officer

Signature Page to Amendment No. 2 to Loan and Security Agreement